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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12 (b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            KRUG INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)

          OHIO                                         31-0621189
(State of incorporation                    (I.R.S. Employer Identification No.)
    or organization)

              1290 HERCULES DRIVE, SUITE 120, HOUSTON, TEXAS 77058
               (Address of principal executive offices) (Zip Code)

       Securities to be registered pursuant to section 12 (b) of the Act:

               Title of each class       Name of each exchange on which
               to be so registered       each class is to be registered
               -------------------       ------------------------------

     COMMON SHARES, WITHOUT PAR VALUE        AMERICAN STOCK EXCHANGE

       Securities to be registered pursuant to Section 12 (g) of the Act:

                                      NONE
                                (Title of class)


                         INDEX TO EXHIBITS is at page 3.


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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     A description of the Registrant's Common Shares, without par value, is contained in the Form S-3 Registration Statement filed on December 30, 1994, and is incorporated herein by this reference.

Item 2. Exhibits.
        --------

     See Exhibit Index at Page 3 of this Registration Statement.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         KRUG INTERNATIONAL CORP.

Dated:   December 17, 1996               By /s/ James J. Mulligan
                                            ________________________________
                                            James J. Mulligan
                                            Secretary

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
                                INDEX TO EXHIBITS*
                                ------------------
                                                                            Manually
                                                                          Numbered Page
                                                                          -------------

1.       Report on Form 10-K of KRUG International Corp. for the
         fiscal year ended March 31, 1996                                         4

2.       Form 10-Q quarterly reports of KRUG International Corp. for
         the quarters ended June 30, 1996, and September 30, 1996                92

3.       Definitive proxy statement of KRUG International Corp. filed
         June 14, 1996                                                          116

4.1      Amended Articles of Incorporation of KRUG International
         Corp.                                                                  140

4.2      Code of Regulations of KRUG International Corp., as amended            151

5.       Specimen of Certificate Representing Common Shares                     167

6.       Annual Report to shareholders of KRUG International Corp.
         for the fiscal year ended March 31, 1996                               168

* Exhibits filed only with the American Stock Exchange pursuant to Instructions As To Exhibits

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